UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

CARDINAL INFRASTRUCTURE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43004	39-3180206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 E. Six Forks Road, #300 Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 324-1964

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value per share	CDNL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

A.L. Grading Contractors Acquisition

On February 18, 2026, Cardinal Infrastructure Group Inc. (the “Company,” “Cardinal,” “we”, “us”, or “our”) and Cardinal Civil Contracting Holdings LLC, a controlled subsidiary of the Company (“Purchaser”), completed (the “Closing”) the acquisition (the “Acquisition”) of all of the equity interests in A.L. Grading Contractors, LLC (“ALGC”) pursuant to a membership interests purchase and contribution agreement (the “Purchase Agreement”), dated February 18, 2026, with Diamond Interests Group, LLC (the “Seller”), ALGC, Anthony L. Wood, Jr. (“Anthony Wood”) and Benjamin A. Wood (“Benjamin Wood” and, together with Anthony Wood, the “Seller Owners”). The Seller is wholly owned by Anthony Wood and Benjamin Wood. Pursuant to the Purchase Agreement, Purchaser paid aggregate consideration of $245.5 million consisting of (i) $128.6 million in cash (as may be adjusted pursuant to the terms and conditions set forth in the Purchase Agreement); (ii) 4,186,062 limited liability company units (the “Common Units”) of the Purchaser (including an equal number of shares of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”)), valued at $108.0 million based on the volume weighted average price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) over the fourteen trading days ended February 13, 2026 and (iii) 345,666 shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) which were issued to employees of, and service providers to, ALGC at the direction of the Seller. The cash portion of the Acquisition was funded through a combination of cash on hand and borrowings under the Purchaser’s credit facility. The equity issued to the Seller and the Class A Common Stock issued at the direction of the Seller are subject to lock-up agreements for 180 days following the Closing. ALGC is engaged in the business of providing infrastructure services to residential, industrial and commercial projects in the greater Atlanta, Georgia area.

The Purchase Agreement contains customary representations and warranties and certain covenants for transactions of this type. In connection with its entry into the Purchase Agreement, the Company also bound a customary buyer-side representations and warranties insurance policy (the “R&W Insurance Policy”) to cover certain losses arising out of a breach of the representations and warranties of the Seller and Seller Owners contained in the Purchase Agreement. The R&W Insurance Policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The representations and warranties of the parties contained in the Purchase Agreement have been made for the benefit of the other parties and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on February 17, 2026.

In connection with the Purchase Agreement, Purchaser entered into employment agreements with, among others, Anthony Wood and Benjamin Wood. The Purchase Agreement also provides that after the Closing Date, the Board of Directors of the Company will (i) elect Anthony Wood, ALGC’s president, to serve on the Company’s Board of Directors and (ii) appoint Benjamin Wood, ALGC’s vice president, to serve as the Company’s Chief Operating Officer. See Item 5.02 below.

At the Closing, (i) the Seller became a party to the Registration Rights Agreement, dated December 9, 2025 (the “Registration Rights Agreement”), which contains customary registration rights with respect to the Company’s Class A Common Stock issuable upon exchange of the Company’s Class B Common Stock and the Purchaser’s Common Units, (ii) the Seller became a party to the Purchaser’s Second Amended and Restated Limited Liability Company Agreement, dated as of December 9, 2025 (the “LLC Operating Agreement”) and a member of the Purchaser, (iii) the Seller and the Seller Owners became party to the Tax Receivable Agreement, dated December 9, 2025 (the “Tax Receivable Agreement”), pursuant to which, among other things, the Company agreed to pay to the beneficiaries thereof 85% of the benefits, if any, that are realized, or deemed to be realized, as a result of (A) adjustments to the tax basis of the assets of the Purchaser and its consolidated subsidiaries as a result of certain exchanges of Common Units and (B) certain other tax benefits; and (iv) the Company and the Seller executed a Tax Benefit Agreement (the “Tax Benefit Agreement”) pursuant to which, among other things, the Purchaser agreed to pay to the Seller 85% of the benefits, if any, that are realized, or deemed to be realized, as a result of adjustments to the tax basis of the assets of the Purchaser and its consolidated subsidiaries as a result of the Acquisition.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The foregoing description of the LLC Operating Agreement is not complete and is qualified in its entirety by reference to the full text of the LLC Operating Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 12, 2025 (the “December Form 8-K”) and is incorporated herein by reference. The foregoing description of the Tax Receivable Agreement is not complete and is qualified in its entirety by reference to the full text of the Tax Receivable Agreement, which is filed as Exhibit 10.2 to the December Form 8-K and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to the December Form 8-K and is incorporated herein by reference. The foregoing description of the Tax Benefit Agreement is not complete and is qualified in its entirety by reference to the full text of the Tax Benefit Agreement, which is filed as Exhibit 10.4 to this Report and is incorporated herein by reference.

Amendment to Credit Agreement

On February 18, 2026, Cardinal Civil Contracting, LLC, Purchaser, the other guarantors party thereto, the lenders party thereto and Truist Bank (“Truist Bank”), as administrative agent, issuing bank and swingline lender, entered into a first amendment to the credit agreement (the “First Amendment”), which amends the Credit Agreement, dated October 1, 2025 (the “Credit Agreement”), by and among Cardinal Civil Contracting, LLC, Purchaser, the other guarantors from time to time party thereto, the lenders from time to time party thereto and Truist Bank. The Company is not a party to the First Amendment or the Credit Agreement.

The First Amendment, among other things, increases the term loan facility under the Credit Agreement from $120.0 million in aggregate principal amount to $200.0 million in aggregate principal amount. A portion of the proceeds of the incremental term loans made pursuant to the First Amendment was used to pay the cash portion of the Acquisition purchase price.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.5 to this Report and is incorporated herein by reference. The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (333-292034), which became effective on December 9, 2025. Except as modified by the First Amendment, the terms and conditions in the Credit Agreement remain the same as previously disclosed.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 to this Report is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On February 19, 2026, the Company issued a press release announcing, among other things, the Acquisition and certain preliminary estimated results for the Company’s fiscal year ended December 31, 2025.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibits 99.1 or 99.2 be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 to this Report is incorporated by reference into this Item 2.03

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 to this Report is incorporated herein by reference into this Item 3.02.

The Common Units and shares of Class B Common Stock were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as offers and sales not involving any public offering. In addition, the Seller and Seller Owners made representations and warranties to the Company in the Purchase Agreement regarding, among other things, each of their status as an accredited investor and investment intent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

ALGC has entered into an employment agreement with Anthony Wood pursuant to which he will continue to serve as ALGC’s president. Pursuant to the employment agreement, Mr. Wood will receive an annual base salary of $400,000, subject to annual review. Mr. Wood will also be eligible for a discretionary semi-annual cash bonuses of up to 37.5% of base salary with applicable performance goals determined by the Company’s Compensation Committee from time to time. Mr. Wood is entitled to an initial grant of long-term equity-linked incentive awards in such amounts and subject to such vesting requirements as are commensurate with similarly situated employees of the Company. Mr. Wood is also eligible for subsequent annual grants of long-term equity-linked incentive awards with the amounts and applicable performance goals determined by the Company’s Compensation Committee each year.

The Company has entered into an employment agreement with Benjamin Wood pursuant to which he will serve as the Company’s Chief Operating Officer. Pursuant to the employment agreement, Mr. Wood will receive an annual base salary of $400,000, subject to annual review. Mr. Wood will also be eligible for a discretionary semi-annual cash bonuses of up to 37.5% of base salary with applicable performance goals determined by the Company’s Compensation Committee from time to time. Mr. Wood is entitled to an initial grant of long-term equity-linked incentive awards in such amounts and subject to such vesting requirements as are commensurate with similarly situated employees of the Company. Mr. Wood is also eligible for subsequent annual grants of long-term equity-linked incentive awards with the amounts and applicable performance goals determined by the Company’s Compensation Committee each year.

Each of the foregoing employment agreements has a three-year term (the “Initial Term”) beginning on February 18, 2026, with an automatic one-year renewal unless either party provides advance written notice of non-renewal.

Subject to the signing of a release and compliance with the terms of his employment agreement, in the event of a termination without “cause” (as defined in the employment agreement) or for “good reason” (as defined in the employment agreement), Anthony Wood and Benjamin Wood will be entitled to “severance pay” equal to one year of his base salary and certain other benefits. In the event of certain terminations within twelve months of a change in control, as defined in the employment agreements, Anthony Wood and Benjamin Wood would be entitled to, among other things, 1.5x their base salary, if the termination occurs during the Initial Term or 1.0x their base salary, if the termination occurs thereafter.

Under the terms of the employment agreements, each of Anthony Wood and Benjamin Wood is subject to an ongoing confidentiality obligation, a 12-month non-competition covenant, a 12-month non-solicitation of employees of the Company covenant, and a 12-month non-solicitation of customers of the Company covenant.

In the event that any payments made contingent upon a change in control of the Company would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, then the amount of payments pursuant to the Executive Agreement would be reduced to the maximum amount that will cause the total amounts of the payment not to be subject to the excise tax, but only if the amount of such payments, after such reduction and after payment of all applicable taxes on the reduced amount, is equal to or greater than the amount of such payments Mr. Warren would otherwise be entitled to retain without such a reduction after the payment of all applicable taxes, including the excise tax.

Each of Anthony Wood and Benjamin Wood will be subject to the Company’s clawback policy, as amended from time to time.

The foregoing summaries of Anthony Wood’s and Benjamin Wood’s employment agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 10.6 and 10.7, respectively, to this Report and are hereby incorporated by reference into this Item 5.02.

Appointment of Director

The Purchase Agreement provides that the Board of Directors of the Company will elect Anthony Wood, ALGC’s president, to serve on the Company’s Board of Directors to hold office until the Company’s 2026 annual meeting and until his successor is duly elected and qualified or until his earlier resignation, removal, incapacity or death.

Anthony Wood co-founded ALGC in 1993. Mr. Wood has more than 35 years of experience with site development, infrastructure construction, and real estate investment. Mr. Wood also served as chairman of the board for Brookhaven Bank from its opening in 2007 until its merger with Georgia Commerce Bank (“GCB”) in 2014. He then served as a board member for GCB until its sale in 2015 to Iberia Bank where he served as an advisory board member. We believe Mr. Woods is qualified to serve on our board of directors due to his business expertise, extensive industry experience and strategic growth experience as President of ALGC.

Appointment of Chief Operating Officer

The Purchase Agreement provides that the Board of Directors of the Company will appoint Benjamin A. Wood, ALGC’s vice president, to serve as the Company’s Chief Operating Officer to serve until his successor shall have been duly elected or appointed and shall have qualified or until his earlier death, resignation or removal.

Benjamin Wood joined ALGC in 1998. He has served ALGC in numerous capacities, most recently as Vice President. Mr. Wood’s tenure at ALGC includes more than 28 years of leadership experience overseeing the company’s grading and underground utility construction services. Mr. Wood graduated from Rice University with a Bachelor of Arts degree.

Related Party Transactions

Anthony Wood and Benjamin Wood are brothers. Neither of such individuals are related by blood, marriage or adoption to any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

In connection with the Acquisition, ALGC has entered into leases with respect to two facilities owned by companies owned and controlled by Anthony Wood and Benjamin Wood. Each of the leases has a fifteen year initial term , subject to early termination under specified circumstances, and ALGC has three (3) options to extend the term for a period of five (5) years each time. The leases provide for aggregate annual payments of $600,000 for the initial year increasing by 3% each year. ALGC also pays the property taxes for use of the facilities.

The foregoing summaries of the leases do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 10.8 and 10.9, respectively, to this Report and are hereby incorporated by reference into this Item 5.02.

Other than as disclosed above, there are no related party transactions involving Anthony Wood that are reportable under Item 404(a) of Regulation S-K. Other than his appointment as a director, there are no material plans, contracts, or arrangements to which Anthony Wood is a party or in which he participates.

Other than as disclosed above, there are no related party transactions involving Benjamin A. Wood that are reportable under Item 404(a) of Regulation S-K. Other than his appointment as the Chief Operating Officer of the Company, there are no material plans, contracts, or arrangements to which Benjamin Wood is a party or in which he participates.

Further information with respect to the terms of these appointments as may be required to be disclosed will be provided in a subsequent Current Report on Form 8-K when they have been appointed to their respective positions.

Item 7.01.	Regulation FD Disclosure

On February 19, 2026, the Company issued a press release announcing, among other things, the Acquisition and certain preliminary estimated results for the fiscal year ended December 31, 2025. The release is furnished as Exhibit 99.1 to this Report.

On February 19, 2026, the Company posted an investor presentation to its website, www.cardinalinfrastructuregroup.com, and will hold a conference call with analysts and investors regarding the Acquisition and its preliminary estimated results for the fiscal year ended December 31, 2025. The presentation is furnished as Exhibit 99.2 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.1 or 99.2 be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this t Report as soon as practicable, but no later than 71 calendar days after the date this Report is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Report as soon as practicable, but no later than 71 calendar days after the date this t Report is required to be filed.

(d)	Exhibits

Exhibit Number	Description
2.1*	Membership Interests Purchase and Contribution Agreement, dated February 18, 2026, by and among Diamond Interests Group, LLC, A.L. Grading Contractors, LLC, Anthony L. Wood, Jr., Benjamin A. Wood, Cardinal Civil Contracting Holdings LLC, and Cardinal Infrastructure Group Inc.
10.1	Second Amended and Restated Limited Liability Company Agreement of Cardinal Civil Contracting Holdings LLC, dated as of December 9, 2025 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 12, 2025)
10.2	Tax Receivable Agreement, dated as of December 9, 2025, by and among Cardinal Infrastructure Group Inc., Cardinal Civil Contracting Holdings LLC and the TRA Parties (as defined therein) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed December 12, 2025)
10.3	Registration Rights Agreement, dated as of December 9, 2025, by and among Cardinal Infrastructure Group Inc. and the Initial Holders (as defined therein) (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed December 12, 2025)
10.4	Tax Benefit Agreement, dated February 18, 2026, among Cardinal Infrastructure Group Inc., Cardinal Civil Contracting Holdings, LLC and Diamond Interests Group, LLC
10.5	First Amendment to Credit Agreement, dated as of February 18, 2026, by and among Cardinal Civil Contracting, LLC, Cardinal Civil Contracting Holdings LLC, the subsidiary guarantors party thereto and Truist Bank, as administrative agent and lender and the other lenders party thereto
10.6**	Employment agreement, dated February 18, 2026, between A.L. Grading Contractors, Inc. and Anthony L. Wood, Jr.
10.7**	Employment agreement, dated February 18, 2026, between Cardinal Infrastructure Group Inc and Benjamin A. Wood
10.8	Lease agreement, dated as of February 18, 2026, between 105 PIB Group LLC and A.L. Grading Contractors, LLC relating to 105 Peachtree Industrial Boulevard, Suwanee, Georgia 30024
10.9	Lease agreement, dated as of February 18, 2026, between 105 PIB Group LLC and A.L. Grading Contractors, LLC relating to 110 Peachtree Industrial Boulevard, Suwanee, Georgia 30024
99.1	Press release, dated February 19, 2026
99.2	Investor presentation, dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules (and similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon its request.
**	Management contract, compensatory plan or arrangement

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, the Acquisition and the expected benefits of the Acquisition. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements involve risks and uncertainties and Cardinal’s actual results could differ materially from the results expressed or implied by such forward-looking statements. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that any of the anticipated benefits of the Acquisition will not be realized to the extent or when expected; the risk that integration of ALGC’s operations with those of Cardinal will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the Acquisition on ALGC’s and Cardinal’s business relationships, operating results and business generally; difficulty in sustaining rapid revenue growth, which may place significant demands on Cardinal’s administrative, operational and financial resources, fluctuations in Cardinal’s revenue and the concentration of Cardinal’s business in the Southeastern United States. Cardinal has based these forward-looking statements largely on its current expectations and projections regarding future events and trends that it believes may affect its business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in Cardinal’s Registration Statement on Form S-1 (333-292034) (the “Registration Statement”), and elsewhere in the Registration Statement. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Cardinal cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Although forward-looking statements reflect the good faith beliefs of Cardinal’s management at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Cardinal undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to Cardinal or persons acting on its behalf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026	CARDINAL INFRASTRUCTURE GROUP INC.

	By:	/s/ Mike Rowe
Mike Rowe
Chief Financial Officer